UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2008

GFR PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27959
(Commission File Number)

77-0517964

(I.R.S. Employer Identification No.)

99 Yan Xiang Road, Biosep Building
Xi An, Shaan Xi Province, P. R. China 710054
(Address of Principal Executive Offices) (Zip Code)

(8629) 8339-9676
(Registrant's Telephone Number, Including Area Code)

Copies to:
McLaughlin & Stern, LLP
260 Madison Ave., 18th Floor
New York, NY 10016
Attn: Steven W. Schuster

 This Current Report on Form 8-K is filed by GFR Pharmaceuticals Inc., a Nevada corporation, in connection with the items described below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 1, 2008, New Century Scientific Investment Ltd. (“New Century”) (collectively with GFR Pharmaceuticals, Inc., the “Company”) entered into a stock purchase agreement with the holders of all 60,000,000 shares of the capital stock of Xi’an Jiaoda Bao Sai Bio-technology Co., Ltd (“Bao Sai”) to acquire 58,060,000 shares of its capital stock of Bao Sai, or 96.77% of its capital stock. New Century is an indirect subsidiary of GFR Pharmaceuticals, Inc. by virtue of its 100% ownership of Xi’an Hua Long Yu Tian Ke Ji Shi Ye Co., Ltd., which, in turn, owns approximately 95% of New Century. The purchase price for Bao Sai will equal 96.77% of Bao Sai’s stockholders’ equity based on Bao Sai’s audited financial statements for the fiscal year ended December 31, 2007 prepared in accordance with Generally Accepted Accounting Principals. The Company expects the acquisition to close on or before April 30, 2008, pending the completion of Bao Sai’s audited financial statements Payment of the purchase price, when established, will be made in two cash installments commencing in 2008, first to Xi’an Bio-sep Biological Filling Engineering Technology Company, Ltd., the owner of 28 million shares, or 46.67% of Bao Sai, and the balance in 2009 to the other three selling stockholders, in amounts equal to their respective percentage of share ownership of Bao Sai.

Bao Sai is engaged in research, development, manufacture and sale of biological separation medium products, which is technological know-how and devices engineered to separate and purify biological products and medicines. Separation medium products are used in the production of antibiotics, genetic recombinant medicine, bacterin production, the gene chip, diagnostic reagents and other biochemical products. Bao Sai’s principal office and manufacturing facility is located at 99 Yan Xiang Road, Biosep Building, Xi An, Shaan Xi Province, P. R. China. Bao Sai has approximately 50 employees.

Mr. Wang Li-An, one of the Company’s directors, is also a director of Bao Sai. Xi’an Bio-sep Biological Filling Engineering Technology Company, Ltd., which holds 46.67% of Bao Sai’s common stock, is controlled by Mr. Guo Li An, who owns 38.03% of the Company. Mr. Guo Li Zheng, who is Guo Li An’s brother, owns 15.5% of the Bao Sai common stock and no shares of the Company. Mr. Guo Li Zheng will be selling 12.27% of Bao Sai and retaining 3.23%. Additionally, Mr. Zhao Yan Ding and Ms. Zhong Ya Li, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, were officers of Bao Sai through the date of the Acquisition Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

10.8	Bao Sai Stock Purchase Agreement, dated January 1, 2008 (English translation)
10.9	Bao Sai Stock Purchase Agreement (Chinese original)

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: March 27, 2008	By:	/s/ Zhao Yan Ding
Zhao Yan Ding Chief Executive Officer

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